Public Company Management Corporation to Offer Free Whitepapers to Investors

Las Vegas, Jan. 28, 2005 – Public Company Management Corporation (OTC BB: PUBC.OB) announced today that it is offering a free whitepaper or package of the investor’s choice to anyone who purchases 500 shares or more of PCMC stock on the open market by February 28, 2005.  Investors may choose any whitepaper from the extensive library located at PCMC’s subsidiary, http://www.PubcoWhitepapers.com.  The papers range in value from $5.95 up to $179.95 and cover topics such as:

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Capital markets

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Business planning

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Valuation techniques

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Going public

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SEC compliance

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Sarbanes-Oxley Act

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Asset protection

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Getting funding

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A quantitative study of reverse mergers

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…and more

The company initially extended the offer to its existing clients earlier this month and filed an 8-K with the SEC regarding the offer on January 14.

To receive the free white paper, send an email to IR@PublicCompanyManagement.com or fax to 702-920-8176 including a copy of your order from your broker and the exact title of the white paper or white paper package you wish to receive.  A complete list of white papers is available at http://www.PubcoWhitepapers.com.

About Public Company Management Corporation
PCMC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market through its various subsidiaries:

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Education - Pubco White Papers (www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

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Registration and listing – Go Public Today (www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Contact:
Stephen Brock, President/CEO

Public Company Management, Inc.

702.222.9076

info@PublicCompanyManagement.com

www.PublicCompanyManagement.com

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.